Exhibit 99.1

The St. Paul Travelers Companies, Inc. Financial Supplement - Second Quarter 2006

Index

The St. Paul Travelers Companies, Inc.

Financial Supplement - Second Quarter 2006

Business Realignment

In August 2006, the Company announced a realignment of two of its three business segments. The former Commercial and Specialty segments were realigned into two new segments: the Business Insurance segment and the Financial, Professional & International Insurance segment. The Personal segment was renamed Personal Insurance. The changes were designed to reflect the manner in which the Company’s businesses are currently managed, and represent an aggregation of products and services based on type of customer, how the business is marketed, and the manner in which the business is underwritten.  The following discussion  relates to the two realigned segments. Financial data for all periods presented was reclassified to be consistent with the new segment structure.

Business Insurance

The Business Insurance segment offers a broad array of property and casualty insurance and insurance-related services to its clients primarily in the United States. Business Insurance is organized into the following groups, which collectively comprise Business Insurance’s core operations:

•      Select Accounts serves small businesses and offers commercial multi-peril, property, general liability, commercial auto and workers’ compensation insurance.

•      Commercial Accounts serves primarily mid-sized businesses for property and casualty products, including property, general liability, commercial multi-peril, commercial auto and workers’ compensation insurance.  Certain units included in Commercial Accounts prior to the realignment are now included in the Industry - Focused Underwriting, Target Risk Underwriting or Specialized Distribution groups.

•      National Accounts comprises three business units.  The largest provides casualty products and services to large companies, with particular emphasis on workers’ compensation, general liability and automobile liability.  National Accounts also includes Discover Re, which provides unbundled property and casualty insurance products to insureds who utilize programs such as self-insurance, collateralized deductibles and captive reinsurers.  In addition, National Accounts includes the commercial residual market business, which primarily offers workers’ compensation products and services to the involuntary market.

•      Industry-Focused Underwriting. The following units serve targeted industries with unique combinations of insurance coverage, risk management, claims handling and other services:

•      Construction serves a broad range of construction businesses, offering guaranteed cost products for small to mid-sized policyholders and loss sensitive programs for larger accounts. For the larger accounts the customer and the Company work together in actively managing and controlling exposure and claims and they share risk through policy features such as deductibles or retrospective rating. Products offered include workers’ compensation, general liability and commercial auto coverages, and other risk management solutions.

•      Technology serves small to mid-sized companies involved in telecommunications, information technology, medical technology and electronics manufacturing, offering a well-balanced comprehensive portfolio of products and services.  These products include property, commercial auto, general liability, workers’ compensation, umbrella, internet liability, technology errors and omissions coverages and global companion products.

•      Public Sector Services markets insurance products and services to public entities including municipalities, counties, Indian Nation gaming and selected special government districts such as water and sewer utilities. The policies written by this unit typically cover property, commercial auto, general liability and errors and omissions exposures.

•      Oil & Gas provides specialized property and liability products and services for customers involved in the exploration and production of oil and natural gas, including operators and drilling contractors, as well as various service and supply companies and manufacturers that support upstream operations. The policies written by this business group insure drilling rigs, natural gas facilities, and production and gathering platforms, and cover risks including physical damage, liability and business interruption.

•      Agribusiness serves small to medium-sized agricultural businesses, including farms, ranches, wineries and related operations, offering property and liability coverages other than workers’ compensation.

•      Target Risk Underwriting. The following units serve commercial businesses requiring specialized product underwriting, claims handling and risk management services:

•      National Property serves large and mid-sized customers, including retailers, hospitals, colleges and universities, and owners of industrial parks, office buildings, apartments and amusement parks, covering losses on buildings, business assets and business interruption exposures.

•      Inland Marine provides insurance for goods in transit and movable objects for customers such as jewelers, museums, contractors and the transportation industry.  Builders’ Risk insurance is also offered to customers during the construction, renovation or repair of buildings and other structures.

•      Ocean Marine serves the marine transportation industry and related services, as well as other businesses involved in international trade. The Company’s product offerings fall under six main coverage categories: marine liability, cargo, hull and machinery, protection and indemnity, pleasure craft, and marine property and liability.

•      Excess Casualty serves small to mid-sized commercial businesses, offering mono-line umbrella and excess coverage where the Company does not write the primary casualty coverage, or where other business units within the Company prefer to outsource the underwriting of umbrella and excess business based on the expertise and/or limit capacity of Excess Casualty.

•      Boiler & Machinery serves customers ranging from small commercial firms to Fortune 100 companies, offering comprehensive breakdown coverages for equipment, including property and business interruption coverages.   Through the BoilerRe unit, Boiler and Machinery also serves other property casualty carriers that do not have in-house expertise with reinsurance, underwriting, engineering, claim handling and risk management services for this type of coverage.

•      Global Accounts provides insurance to U.S. companies with foreign property and liability exposures (“home-foreign”), and foreign organizations with property and liability exposures located in the United States (“reverse-flow”), as part of a global program.

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The St. Paul Travelers Companies, Inc.

Financial Supplement - Second Quarter 2006

Business Realignment (Continued)

•      Specialized Distribution. The following units market and underwrite their products to customers predominantly through licensed wholesale, general and program agents that manage customers’ unique insurance requirements.

•      Northland provides insurance coverage for the commercial transportation industry, and commercial liability and package policies for small, difficult to place specialty classes of commercial business on an admitted or excess and surplus lines basis.

•      National Programs offers tailored property and casualty programs on an admitted basis for customers with common risk characteristics or coverage requirements.  Programs available include those for entertainment, architects and engineers, equipment rental, and golf services.

•      Underwriting Facilities serves small commercial businesses, offering general liability, property and commercial auto physical damage coverages on an admitted or excess and surplus lines basis.

Business Insurance also includes the Special Liability Group, (which manages the Company’s asbestos and environmental liabilities); the assumed reinsurance, health care, and certain international and other runoff operations; policies written by the Company’s Gulf operation (Gulf), which was placed into runoff during the second quarter of 2004, and the Company’s Personal Catastrophe Risk business, which was sold in November 2005. The Company’s Personal Catastrophe Risk business had been included in the Specialty segment prior to the August 2006 segment realignment.  In accordance with the terms of the sale agreement, the Company retained responsibility for the pre-sale claims and claim adjustment expense reserves related to the Personal Catastrophe Risk business and remains responsible for any changes in estimates in those reserves through a quota-share reinsurance agreement.  All of these operations are collectively referred to as Business Insurance Other.

Financial, Professional & International Insurance

The Financial, Professional & International Insurance segment includes surety and financial liability coverages, which require a primarily credit-based underwriting process, as well as property and casualty products that are primarily marketed on an international basis.  The segment includes the following businesses:

•      Bond provides a wide range of customers with specialty products built around the Company’s market leading surety bond business along with an expanding executive liability practice for middle and small market private companies and not-for-profit organizations. Bond’s range of products includes surety and fidelity bonds, directors’ and officers’ liability insurance, errors and omissions insurance, professional liability insurance, employment practices liability insurance, fiduciary liability insurance, and other related coverages.

•      Financial & Professional Services primarily provides professional liability and management liability coverages for public corporations against losses caused by the negligence or misconduct of named directors and officers, professional liability coverages for a variety of professionals, such as lawyers, design professionals and real estate agents for liability from errors and omissions committed in the course of professional conduct or practice, and a full range of insurance coverages including property, auto, liability, fidelity and professional liability coverages for financial institutions.

•      International & Lloyd’s includes coverages marketed and underwritten to several customer groups within the United Kingdom, Canada and the Republic of Ireland and the Company’s participation in Lloyd’s.  The International operations offer specialized insurance and risk management services to several customer groups, including those in the technology, public services, and financial and professional services industry sectors. The Company’s International operations primarily underwrite employers’ liability (similar to workers’ compensation coverage in the United States), public and product liability (the equivalent of general liability), professional indemnity (similar to professional liability coverage), motor (similar to automobile coverage in the United States) and property.  At Lloyd’s, the Company underwrites four principal lines of business—aviation, marine, global property, and accident and special risks—through Syndicate 5000, for which the Company provides 100% of the capital. During the second half of 2004, the Company made a decision to exit certain portions of the Lloyd’s personal lines business. In early 2005, the Company sold the right to renew this business as well as the operating companies that supported it.

ii

The St. Paul Travelers Companies, Inc.

Financial Highlights

($ and shares in millions, except per share data)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Income from continuing operations	$877	$931	$75	$178	$1,006	$970	$1,808	$1,976	$2,061
Income from continuing operations per share:
Basic	$1.31	$1.39	$0.11	$0.26	$1.45	$1.40	$2.70	$2.85	$3.04
Diluted	$1.25	$1.33	$0.11	$0.26	$1.41	$1.36	$2.58	$2.76	$2.95

Net income	$212	$1,069	$162	$179	$1,006	$970	$1,281	$1,976	$1,622
Net income per share:
Basic	$0.31	$1.59	$0.24	$0.26	$1.45	$1.40	$1.91	$2.85	$2.39
Diluted	$0.31	$1.52	$0.23	$0.26	$1.41	$1.36	$1.84	$2.76	$2.33

Operating income	$859	$966	$50	$151	$1,011	$959	$1,825	$1,970	$2,026
Operating income per share:
Basic	$1.28	$1.44	$0.07	$0.22	$1.46	$1.39	$2.72	$2.84	$2.99
Diluted	$1.23	$1.38	$0.07	$0.22	$1.41	$1.34	$2.60	$2.75	$2.90

Continuing operations return on equity	16.6%	17.4%	1.3%	3.2%	17.9%	17.0%	17.0%	17.5%	9.5%
Return on equity	4.0%	20.0%	2.9%	3.2%	17.9%	17.0%	12.1%	17.5%	7.5%
Operating return on equity	16.7%	18.6%	0.9%	2.8%	18.1%	16.6%	17.7%	17.4%	9.6%

Total assets, at period end	$110,750	$111,804	$113,442	$113,187	$113,376	$113,886	$111,804	$113,886	$113,187
Total equity, at period end	$20,732	$22,369	$22,408	$22,303	$22,837	$23,052	$22,369	$23,052	$22,303

Book value per share, at period end	$30.51	$32.90	$32.14	$31.94	$32.59	$33.14	$32.90	$33.14	$31.94
Adjusted book value per share, at period end	$30.10	$31.48	$31.46	$31.47	$32.68	$33.83	$31.48	$33.83	$31.47

Weighted average number of common shares outstanding (basic)	668.1	669.5	679.2	688.3	692.2	691.8	668.8	692.0	676.3
Weighted average number of common shares outstanding and common stock equivalents (diluted)	709.1	710.3	683.8	694.1	720.8	720.4	709.7	720.6	712.8
Common shares outstanding at period end	673.6	674.6	692.2	693.4	696.2	691.4	674.6	691.4	693.4

Common stock dividends declared	$148.2	$155.1	$159.1	$159.4	$160.1	$180.1	$303.3	$340.2	$621.8

Common stock repurchased: (1)
Shares	0.2	0.1	0.4	0.1	0.5	5.7	0.3	6.2	0.8
Cost	$8	$6	$13	$6	$22	$253	$14	$275	$33

(1)          Includes 5.6 million common shares repurchased in 2Q 2006, for a total cost of $250 million, under the Board authorized share repurchase program of up to $2 billion.

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Reconciliation to Net Income and Earnings Per Share

($ and shares in millions, except earnings per share)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Net income
Operating income	$859	$966	$50	$151	$1,011	$959	$1,825	$1,970	$2,026
Net realized investment gains (losses)	18	(35)	25	27	(5)	11	(17)	6	35
Income from continuing operations	877	931	75	178	1,006	970	1,808	1,976	2,061
Discontinued operations	(665)	138	87	1	—	—	(527)	—	(439)
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,281	$1,976	$1,622

Basic earnings per share
Operating income	$1.28	$1.44	$0.07	$0.22	$1.46	$1.39	$2.72	$2.84	$2.99
Net realized investment gains (losses)	0.03	(0.05)	0.04	0.04	(0.01)	0.01	(0.02)	0.01	0.05
Income from continuing operations	1.31	1.39	0.11	0.26	1.45	1.40	2.70	2.85	3.04
Discontinued operations	(1.00)	0.20	0.13	—	—	—	(0.79)	—	(0.65)
Net income	$0.31	$1.59	$0.24	$0.26	$1.45	$1.40	$1.91	$2.85	$2.39

Diluted earnings per share
Operating income	$1.23	$1.38	$0.07	$0.22	$1.41	$1.34	$2.60	$2.75	$2.90
Net realized investment gains (losses)	0.02	(0.05)	0.04	0.04	—	0.02	(0.02)	0.01	0.05
Income from continuing operations	1.25	1.33	0.11	0.26	1.41	1.36	2.58	2.76	2.95
Discontinued operations	(0.94)	0.19	0.12	—	—	—	(0.74)	—	(0.62)
Net income	$0.31	$1.52	$0.23	$0.26	$1.41	$1.36	$1.84	$2.76	$2.33

Adjustments to income from continuing operations and weighted average shares for income from continuing operations EPS calculations: (1)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Basic
Income from continuing operations, as reported	$877	$931	$75	$178	$1,006	$970	$1,808	$1,976	$2,061
Preferred stock dividends, net of taxes	(2)	(2)	(1)	(1)	(1)	(1)	(3)	(2)	(6)
Income from continuing operations available to common shareholders - basic	$875	$929	$74	$177	$1,005	$969	$1,805	$1,974	$2,055

Diluted
Income from continuing operations available to common shareholders - basic	$875	$929	$74	$177	$1,005	$969	$1,805	$1,974	$2,055
Effect of dilutive securities:
Convertible preferred stock	2	2	—	—	1	1	3	2	6
Zero coupon convertible notes	1	1	—	—	1	1	2	2	4
Convertible junior subordinated notes	7	7	—	—	7	7	13	13	26
Equity unit stock purchase contracts	3	3	—	—	—	—	7	—	9
Income from continuing operations available to common shareholders - diluted	$888	$942	$74	$177	$1,014	$978	$1,830	$1,991	$2,100

Common Shares
Basic
Weighted average shares outstanding	668	669	679	688	692	692	669	692	676

Diluted
Weighted average shares outstanding	668	669	679	688	692	692	669	692	676
Weighted average effects of dilutive securities:
Stock options and other incentive plans	2	2	5	6	6	6	2	6	4
Convertible preferred stock	5	4	—	—	4	3	4	4	4
Zero coupon convertible notes	2	3	—	—	2	2	3	2	2
Convertible junior subordinated notes	17	17	—	—	17	17	17	17	17
Equity unit stock purchase contracts	15	15	—	—	—	—	15	—	10
Diluted weighted average shares outstanding	709	710	684	694	721	720	710	721	713

(1)          Adjustments to income from continuing operations and weighted average shares for income from continuing operations EPS calculations can also be used for the operating income and net income EPS calculations.

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Statement of Income - Consolidated

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Revenues
Premiums	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$10,228	$10,172	$20,341
Net investment income	765	775	812	813	875	874	1,540	1,749	3,165
Fee income	171	165	169	159	150	153	336	303	664
Net realized investment gains (losses)	—	(55)	39	33	(6)	10	(55)	4	17
Other revenues	50	43	45	40	40	37	93	77	178
Total revenues	6,105	6,037	6,042	6,181	6,050	6,255	12,142	12,305	24,365

Claims and expenses
Claims and claim adjustment expenses	3,223	3,101	4,361	4,242	3,042	3,153	6,324	6,195	14,927
Amortization of deferred acquisition costs	810	783	830	829	800	814	1,593	1,614	3,252
General and administrative expenses	813	789	789	838	794	866	1,602	1,660	3,229
Interest expense	71	70	70	75	76	78	141	154	286
Total claims and expenses	4,917	4,743	6,050	5,984	4,712	4,911	9,660	9,623	21,694

Income (loss) from continuing operations before income taxes	1,188	1,294	(8)	197	1,338	1,344	2,482	2,682	2,671
Income tax expense (benefit)	311	363	(83)	19	332	374	674	706	610
Income from continuing operations	877	931	75	178	1,006	970	1,808	1,976	2,061
Discontinued operations
Operating income (loss), net of taxes	(665)	—	2	—	—	—	(665)	—	(663)
Gain on disposal, net of taxes	—	138	85	1	—	—	138	—	224
Income (loss) from discontinued operations, net of taxes (1)	(665)	138	87	1	—	—	(527)	—	(439)
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,281	$1,976	$1,622

Other statistics:
Effective tax rate on net investment income	23.9%	22.8%	23.0%	22.3%	23.5%	23.0%	23.3%	23.2%	23.0%
Net investment income (after-tax)	$583	$598	$625	$632	$670	$673	$1,181	$1,343	$2,438

Catastrophes, net of reinsurance:
Pre-tax	$31	$11	$1,524	$623	$—	$67	$42	$67	$2,189
After-tax	$20	$8	$1,009	$435	$—	$44	$28	$44	$1,472

(1)          In accordance with the Company’s plan to divest its equity ownership in Nuveen Investments, the Company classified Nuveen Investments as a discontinued operation beginning in 1Q 2005.  Additionally, due to the taxable nature of the transaction, the Company recorded a charge of $687 million in discontinued operations in 1Q 2005, reflecting the difference between the tax basis and the GAAP carrying value of its investment in Nuveen Investments. A $138 million after-tax gain was recorded in 2Q 2005 related to the divestiture of 45.9 million shares of Nuveen Investments.  An $85 million after-tax gain was recorded in 3Q 2005 related to the divesture of the remaining 27.5 million shares of Nuveen Investments.

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Net Income by Major Component and Combined Ratio - Consolidated

($ in millions, net of tax)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Underwriting gain (loss)	$291	$383	$(555)	$(463)	$337	$311	$674	$648	$(344)
Net investment income	583	598	625	632	670	673	1,181	1,343	2,438
Other, including interest expense	(15)	(15)	(20)	(18)	4	(25)	(30)	(21)	(68)
Operating income	859	966	50	151	1,011	959	1,825	1,970	2,026
Net realized investment gains (losses)	18	(35)	25	27	(5)	11	(17)	6	35
Discontinued operations	(665)	138	87	1	—	—	(527)	—	(439)
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,281	$1,976	$1,622

GAAP Combined ratio (1,2)
Loss and loss adjustment expense ratio	61.3%	59.4%	86.3%	81.0%	58.9%	59.5%	60.4%	59.2%	71.9%
Underwriting expense ratio	29.2%	28.2%	29.9%	30.1%	30.0%	30.3%	28.7%	30.2%	29.4%
Combined ratio	90.5%	87.6%	116.2%	111.1%	88.9%	89.8%	89.1%	89.4%	101.3%

Impact of catastrophes on combined ratio	0.6%	0.2%	30.3%	12.1%	0.0%	1.3%	0.4%	0.7%	10.7%
Impact of prior year reserve development on combined ratio	-1.1%	-1.5%	-2.0%	10.9%	-1.0%	-2.0%	-1.2%	-1.5%	1.6%

(1)          Before policyholder dividends.

(2)          Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses.  In addition, fee income is allocated as a reduction of loss and loss adjustment expenses and other underwriting expenses as follows:

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Billing and policy fees	$29	$26	$26	$25	$28	$26	$55	$54	$106
Fee income:
Loss and loss adjustment expenses	$76	$63	$72	$66	$92	$66	$139	$158	$277
Other underwriting expenses	95	102	97	93	58	87	197	145	387
Total fee income	$171	$165	$169	$159	$150	$153	$336	$303	$664

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income - Consolidated

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Revenues
Premiums	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$10,228	$10,172	$20,341
Net investment income	765	775	812	813	875	874	1,540	1,749	3,165
Fee income	171	165	169	159	150	153	336	303	664
Other revenues	50	43	45	40	40	37	93	77	178
Total revenues	6,105	6,092	6,003	6,148	6,056	6,245	12,197	12,301	24,348

Claims and expenses
Claims and claim adjustment expenses	3,223	3,101	4,361	4,242	3,042	3,153	6,324	6,195	14,927
Amortization of deferred acquisition costs	810	783	830	829	800	814	1,593	1,614	3,252
General and administrative expenses	813	789	789	838	794	866	1,602	1,660	3,229
Interest expense	71	70	70	75	76	78	141	154	286
Total claims and expenses	4,917	4,743	6,050	5,984	4,712	4,911	9,660	9,623	21,694

Operating income (loss) before income taxes	1,188	1,349	(47)	164	1,344	1,334	2,537	2,678	2,654
Income tax expense (benefit)	329	383	(97)	13	333	375	712	708	628
Operating income	$859	$966	$50	$151	$1,011	$959	$1,825	$1,970	$2,026

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Property and Casualty Operations

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Statutory underwriting
Gross written premiums	$5,920	$5,909	$6,030	$5,877	$5,810	$6,197	$11,829	$12,007	$23,736
Net written premiums	$4,780	$5,216	$5,096	$5,294	$4,774	$5,655	$9,996	$10,429	$20,386

Net earned premiums	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$10,228	$10,172	$20,341
Losses and loss adjustment expenses	3,127	3,033	4,334	4,288	2,951	3,095	6,160	6,046	14,782
Underwriting expenses	1,435	1,461	1,437	1,507	1,493	1,609	2,896	3,102	5,840
Statutory underwriting gain (loss)	557	615	(794)	(659)	547	477	1,172	1,024	(281)
Policyholder dividends	7	6	(5)	14	9	6	13	15	22
Statutory underwriting gain (loss) after policyholder dividends	$550	$609	$(789)	$(673)	$538	$471	$1,159	$1,009	$(303)

Other statutory statistics
Reserves for losses and loss adjustment expenses	$41,637	$41,357	$42,733	$43,191	$43,256	$43,116	$41,357	$43,116	$43,191
Increase (decrease) in reserves (1)	$(91)	$(280)	$1,376	$458	$65	$(140)	$(371)	$(75)	$1,463
Statutory surplus	$15,441	$16,137	$17,738	$17,812	$18,522	$19,037	$16,137	$19,037	$17,812
Net written premiums/surplus (2)	1.32:1	1.26:1	1.14:1	1.14:1	1.10:1	1.09:1	1.26:1	1.09:1	1.14:1

(1)          Includes a reinsurance to close transaction for Lloyd’s in 1Q 2006, increasing reserves by $538 million.

(2)          Based on 12 months of rolling net written premiums.

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Written and Earned Premiums - Property and Casualty Operations

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Written premiums
Gross	$5,920	$5,909	$6,030	$5,877	$5,810	$6,197	$11,829	$12,007	$23,736
Ceded	(1,140)	(693)	(934)	(583)	(1,036)	(542)	(1,833)	(1,578)	(3,350)
Net	$4,780	$5,216	$5,096	$5,294	$4,774	$5,655	$9,996	$10,429	$20,386

Earned premiums
Gross	$6,023	$5,955	$5,969	$5,925	$5,733	$5,899	$11,978	$11,632	$23,872
Ceded	(904)	(846)	(992)	(789)	(742)	(718)	(1,750)	(1,460)	(3,531)
Net	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$10,228	$10,172	$20,341

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income - Business Insurance

($ in millions)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Revenues
Premiums	$2,845	$2,819	$2,707	$2,745	$2,643	$2,715	$5,664	$5,358	$11,116
Net investment income	569	590	591	591	636	635	1,159	1,271	2,341
Fee income	171	165	168	159	150	153	336	303	663
Other revenues	16	17	19	12	7	9	33	16	64
Total revenues	3,601	3,591	3,485	3,507	3,436	3,512	7,192	6,948	14,184

Claims and expenses
Claims and claim adjustment expenses	2,009	1,863	2,647	2,839	1,706	1,695	3,872	3,401	9,358
Amortization of deferred acquisition costs	395	381	405	389	376	374	776	750	1,570
General and administrative expenses	520	498	496	524	474	533	1,018	1,007	2,038
Interest expense	—	1	—	1	1	3	1	4	2
Total claims and expenses	2,924	2,743	3,548	3,753	2,557	2,605	5,667	5,162	12,968

Operating income (loss) before federal income taxes	677	848	(63)	(246)	879	907	1,525	1,786	1,216
Income taxes	170	231	(93)	(136)	228	252	401	480	172
Operating income (loss)	$507	$617	$30	$(110)	$651	$655	$1,124	$1,306	$1,044

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income by Major Component and Combined Ratio - Business Insurance

($ in millions, net of tax)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Underwriting gain (loss)	$61	$149	$(439)	$(582)	$155	$159	$210	$314	$(811)
Net investment income	436	457	458	462	492	491	893	983	1,813
Other	10	11	11	10	4	5	21	9	42
Operating income (loss)	$507	$617	$30	$(110)	$651	$655	$1,124	$1,306	$1,044

GAAP Combined ratio (1, 2)
Loss and loss adjustment expense ratio	67.6%	63.7%	95.4%	100.5%	60.9%	60.0%	65.6%	60.4%	81.5%
Underwriting expense ratio	28.7%	27.5%	29.6%	29.9%	29.8%	30.1%	28.1%	30.0%	28.9%
Combined ratio	96.3%	91.2%	125.0%	130.4%	90.7%	90.1%	93.7%	90.4%	110.4%

Impact of catastrophes on combined ratio	0.0%	0.0%	35.1%	16.4%	0.0%	0.0%	0.0%	0.0%	12.6%
Impact of prior year reserve development on combined ratio	2.1%	0.7%	0.7%	24.0%	-0.7%	-1.3%	1.5%	-1.0%	6.8%

(1)             Before policyholder dividends.

(2)             Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses.  In addition, fee income is allocated as a reduction of loss and loss adjustment expenses and other underwriting expenses as follows:

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Billing and policy fees	$4	$3	$3	$2	$3	$3	$7	$6	$12
Fee income:
Loss and loss adjustment expenses	$76	$63	$71	$66	$92	$66	$139	$158	$276
Other underwriting expenses	95	102	97	93	58	87	197	145	387
Total fee income	$171	$165	$168	$159	$150	$153	$336	$303	$663

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Business Insurance

($ in millions)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Statutory underwriting
Gross written premiums	$3,532	$3,278	$3,372	$3,271	$3,254	$3,314	$6,810	$6,568	$13,453
Net written premiums	$2,809	$2,710	$2,622	$2,858	$2,687	$2,872	$5,519	$5,559	$10,999

Net earned premiums	$2,845	$2,819	$2,707	$2,745	$2,643	$2,715	$5,664	$5,358	$11,116
Losses and loss adjustment expenses	1,909	1,794	2,610	2,846	1,621	1,640	3,703	3,261	9,159
Underwriting expenses	768	729	727	797	756	813	1,497	1,569	3,021
Statutory underwriting gain (loss)	168	296	(630)	(898)	266	262	464	528	(1,064)
Policyholder dividends	11	4	(7)	12	5	3	15	8	20
Statutory underwriting gain (loss) after policyholder dividends	$157	$292	$(623)	$(910)	$261	$259	$449	$520	$(1,084)

Other statistics
Effective tax rate on net investment income	23.5%	22.5%	22.4%	21.8%	22.8%	22.6%	23.0%	22.7%	22.6%
Net investment income (after-tax)	$436	$457	$458	$462	$492	$491	$893	$983	$1,813

Catastrophes, net of reinsurance:
Pre-tax	$—	$—	$956	$449	$—	$—	$—	$—	$1,405
After-tax	$—	$—	$621	$293	$—	$—	$—	$—	$914

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Net Written Premiums - Business Insurance

($ in millions)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Net written premiums by market
Select Accounts	$684	$719	$653	$666	$679	$705	$1,403	$1,384	$2,722
Commercial Accounts	610	503	542	675	575	548	1,113	1,123	2,330
National Accounts	341	238	298	353	268	298	579	566	1,230
Industry-Focused Underwriting	499	553	483	545	521	560	1,052	1,081	2,080
Target Risk Underwriting	376	419	345	342	398	463	795	861	1,482
Specialized Distribution	223	242	221	222	245	280	465	525	908
Total core	2,733	2,674	2,542	2,803	2,686	2,854	5,407	5,540	10,752
Business Insurance other	76	36	80	55	1	18	112	19	247
Total	$2,809	$2,710	$2,622	$2,858	$2,687	$2,872	$5,519	$5,559	$10,999

Net written premiums by product line
Commercial multi-peril	$770	$692	$725	$813	$804	$776	$1,462	$1,580	$3,000
Workers’ compensation	578	486	452	564	540	529	1,064	1,069	2,080
Commercial automobile	508	516	500	500	467	522	1,024	989	2,024
Property	500	484	445	498	467	521	984	988	1,927
General liability	441	520	483	478	407	512	961	919	1,922
Other	12	12	17	5	2	12	24	14	46
Total	$2,809	$2,710	$2,622	$2,858	$2,687	$2,872	$5,519	$5,559	$10,999

National accounts
Additions to claim volume under administration (1)	$1,042	$838	$691	$683	$890	$742	$1,880	$1,632	$3,254
Written fees	$173	$148	$130	$123	$144	$134	$321	$278	$574

(1)  Includes new and renewal business.

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income - Financial, Professional & International Insurance

($ in millions)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Revenues
Premiums	$815	$794	$759	$829	$788	$839	$1,609	$1,627	$3,197
Net investment income	81	81	96	102	103	102	162	205	360
Fee income	—	—	1	—	—	—	—	—	1
Other revenues	11	4	2	3	5	6	15	11	20
Total revenues	907	879	858	934	896	947	1,786	1,843	3,578

Claims and expenses
Claims and claim adjustment expenses	449	409	438	522	421	445	858	866	1,818
Amortization of deferred acquisition costs	162	149	158	165	150	159	311	309	634
General and administrative expenses	132	129	126	122	126	142	261	268	509
Interest expense	—	—	—	—	—	—	—	—	—
Total claims and expenses	743	687	722	809	697	746	1,430	1,443	2,961

Operating income before federal income taxes	164	192	136	125	199	201	356	400	617
Income taxes	50	58	50	68	58	52	108	110	226
Operating income	$114	$134	$86	$57	$141	$149	$248	$290	$391

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income by Major Component and Combined Ratio - Financial, Professional & International Insurance

($ in millions, net of tax)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Underwriting gain (loss)	$44	$70	$12	$(21)	$60	$68	$114	$128	$105
Net investment income	60	61	72	77	77	77	121	154	270
Other	10	3	2	1	4	4	13	8	16
Operating income	$114	$134	$86	$57	$141	$149	$248	$290	$391

GAAP Combined ratio (1, 2)
Loss and loss adjustment expense ratio	55.5%	51.3%	57.4%	62.7%	53.0%	52.6%	53.4%	52.8%	56.8%
Underwriting expense ratio	35.8%	35.0%	37.4%	34.8%	35.0%	35.8%	35.4%	35.4%	35.7%
Combined ratio	91.3%	86.3%	94.8%	97.5%	88.0%	88.4%	88.8%	88.2%	92.5%

Impact of catastrophes on combined ratio	2.3%	0.0%	10.1%	11.1%	0.0%	0.0%	1.2%	0.0%	5.9%
Impact of prior year reserve development on combined ratio	-0.3%	-1.9%	-4.8%	-2.1%	0.0%	-1.0%	-1.1%	-0.6%	-2.3%

(1)             Before policyholder dividends.

(2)             Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses.  In addition, fee income is allocated as a reduction of loss and loss adjustment expenses and other underwriting expenses as follows:

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Billing and policy fees	$2	$—	$—	$—	$—	$—	$2	$—	$2
Fee income:
Loss and loss adjustment expenses	$—	$—	$1	$—	$—	$—	$—	$—	$1
Other underwriting expenses	—	—	—	—	—	—	—	—	—
Total fee income	$—	$—	$1	$—	$—	$—	$—	$—	$1

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Financial, Professional & International Insurance

($ in millions)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Statutory underwriting
Gross written premiums	$910	$961	$926	$1,012	$935	$1,043	$1,871	$1,978	$3,809
Net written premiums	$537	$882	$847	$893	$515	$1,002	$1,419	$1,517	$3,159

Net earned premiums	$815	$794	$759	$829	$788	$839	$1,609	$1,627	$3,197
Losses and loss adjustment expenses	453	410	449	560	415	442	863	857	1,872
Underwriting expenses	265	289	258	255	292	299	554	591	1,067
Statutory underwriting gain	97	95	52	14	81	98	192	179	258
Policyholder dividends	(4)	2	2	2	4	3	(2)	7	2
Statutory underwriting gain after policyholder dividends	$101	$93	$50	$12	$77	$95	$194	$172	$256

Other statistics
Effective tax rate on net investment income	25.3%	25.0%	24.6%	24.6%	24.7%	24.3%	25.1%	24.5%	24.8%
Net investment income (after-tax)	$60	$61	$72	$77	$77	$77	$121	$154	$270

Catastrophes, net of reinsurance:
Pre-tax	$19	$—	$80	$92	$—	$—	$19	$—	$191
After-tax	$13	$—	$71	$89	$—	$—	$13	$—	$173

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Net Written Premiums - Financial, Professional & International Insurance

($ in millions)

Historical results conform with current business segment definitions.

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Net written premiums by market
Bond	$163	$368	$391	$345	$204	$412	$531	$616	$1,267
Financial & Professional Services	120	232	247	251	89	248	352	337	850
International and Lloyd’s	254	282	209	297	222	342	536	564	1,042
Total	$537	$882	$847	$893	$515	$1,002	$1,419	$1,517	$3,159

Net written premiums by product line
General liability	$125	$272	$292	$292	$110	$282	$397	$392	$981
Fidelity & surety	130	296	320	280	152	342	426	494	1,026
International	254	282	209	297	222	342	536	564	1,042
Other	28	32	26	24	31	36	60	67	110
Total	$537	$882	$847	$893	$515	$1,002	$1,419	$1,517	$3,159

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income - Personal Insurance

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Revenues
Premiums	$1,459	$1,496	$1,511	$1,562	$1,560	$1,627	$2,955	$3,187	$6,028
Net investment income	109	116	112	120	134	137	225	271	457
Other revenues	24	23	24	25	24	22	47	46	96
Total revenues	1,592	1,635	1,647	1,707	1,718	1,786	3,227	3,504	6,581

Claims and expenses
Claims and claim adjustment expenses	765	829	1,276	881	915	1,013	1,594	1,928	3,751
Amortization of deferred acquisition costs	253	253	267	275	274	281	506	555	1,048
General and administrative expenses	154	162	162	187	183	197	316	380	665
Total claims and expenses	1,172	1,244	1,705	1,343	1,372	1,491	2,416	2,863	5,464

Operating income (loss) before federal income taxes	420	391	(58)	364	346	295	811	641	1,117
Income taxes	135	125	(33)	115	106	92	260	198	342
Operating income (loss)	$285	$266	$(25)	$249	$240	$203	$551	$443	$775

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income by Major Component and Combined Ratio - Personal Insurance

($ in millions, net of tax)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Underwriting gain (loss)	$186	$164	$(127)	$140	$122	$84	$350	$206	$363
Net investment income	83	88	86	92	102	105	171	207	349
Other	16	14	16	17	16	14	30	30	63
Operating income (loss)	$285	$266	$(25)	$249	$240	$203	$551	$443	$775

GAAP Combined ratio (1)
Loss and loss adjustment expense ratio	52.4%	55.4%	84.5%	56.4%	58.7%	62.2%	53.9%	60.5%	62.2%
Underwriting expense ratio	26.3%	26.2%	26.8%	28.1%	27.7%	27.9%	26.3%	27.8%	26.9%
Combined ratio	78.7%	81.6%	111.3%	84.5%	86.4%	90.1%	80.2%	88.3%	89.1%

Impact of catastrophes on combined ratio	0.8%	0.7%	32.1%	5.2%	0.0%	4.1%	0.8%	2.1%	9.8%
Impact of prior year reserve development on combined ratio	-7.8%	-5.4%	-5.5%	-5.3%	-1.9%	-3.6%	-6.6%	-2.8%	-6.0%

(1)   Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses. Billing and policy fees are as follows:

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Billing and policy fees	$23	$23	$23	$23	$25	$23	$46	$48	$92

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Personal Insurance

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Statutory underwriting

Gross written premiums	$1,478	$1,670	$1,732	$1,594	$1,621	$1,840	$3,148	$3,461	$6,474
Net written premiums	$1,434	$1,624	$1,627	$1,543	$1,572	$1,781	$3,058	$3,353	$6,228

Net earned premiums	$1,459	$1,496	$1,511	$1,562	$1,560	$1,627	$2,955	$3,187	$6,028
Losses and loss adjustment expenses	765	829	1,275	882	915	1,013	1,594	1,928	3,751
Underwriting expenses	402	443	452	455	445	497	845	942	1,752
Statutory underwriting gain (loss)	$292	$224	$(216)	$225	$200	$117	$516	$317	$525

Other statistics
Effective tax rate on net investment income	24.2%	24.0%	22.9%	22.8%	23.6%	23.5%	24.1%	23.5%	23.5%
Net investment income (after-tax)	$83	$88	$86	$92	$102	$105	$171	$207	$349

Catastrophes, net of reinsurance:
Pre-tax	$12	$11	$488	$82	$—	$67	$23	$67	$593
After-tax	$7	$8	$317	$53	$—	$44	$15	$44	$385

Policies in force (in thousands)
Automobile	2,270	2,281	2,307	2,347	2,429	2,510	2,281	2,510	2,347
Homeowners and other	4,038	4,090	4,150	4,219	4,291	4,407	4,090	4,407	4,219

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Personal Insurance (Automobile)

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Statutory underwriting

Gross written premiums	$870	$888	$910	$858	$942	$960	$1,758	$1,902	$3,526
Net written premiums	$854	$878	$897	$848	$932	$951	$1,732	$1,883	$3,477

Net earned premiums	$840	$851	$864	$873	$872	$910	$1,691	$1,782	$3,428
Losses and loss adjustment expenses	505	542	525	564	590	626	1,047	1,216	2,136
Underwriting expenses	213	222	224	217	239	259	435	498	876
Statutory underwriting gain	$122	$87	$115	$92	$43	$25	$209	$68	$416

GAAP Combined ratio (1)
Loss and loss adjustment expense ratio	60.1%	63.6%	60.9%	64.5%	67.7%	68.7%	61.9%	68.2%	62.3%
Underwriting expense ratio	23.5%	24.0%	23.9%	24.0%	25.3%	26.8%	23.8%	26.1%	23.8%
Combined ratio	83.6%	87.6%	84.8%	88.5%	93.0%	95.5%	85.7%	94.3%	86.1%

Impact of catastrophes on combined ratio	0.0%	0.0%	1.2%	0.9%	0.0%	0.4%	0.0%	0.2%	0.5%

Catastrophe losses, net of reinsurance:
Pre-tax	$—	$—	$11	$7	$—	$3	$—	$3	$18
After-tax	$—	$—	$7	$5	$—	$2	$—	$2	$12

Policies in force (in thousands)	2,270	2,281	2,307	2,347	2,429	2,510
Change from prior year quarter	5.2%	2.1%	2.1%	3.7%	7.0%	10.0%
Change from prior quarter	0.3%	0.5%	1.1%	1.7%	3.5%	3.3%

(1)          Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses.

Billing and policy fees are as follows:

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Billing and policy fees	$15	$14	$15	$14	$16	$15	$29	$31	$58

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Personal Insurance (Homeowners and Other)

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Statutory underwriting

Gross written premiums	$608	$782	$822	$736	$679	$880	$1,390	$1,559	$2,948
Net written premiums	$580	$746	$730	$695	$640	$830	$1,326	$1,470	$2,751

Net earned premiums	$619	$645	$647	$689	$688	$717	$1,264	$1,405	$2,600
Losses and loss adjustment expenses	260	287	750	318	325	387	547	712	1,615
Underwriting expenses	189	221	228	238	206	238	410	444	876
Statutory underwriting gain (loss)	$170	$137	$(331)	$133	$157	$92	$307	$249	$109

GAAP Combined ratio (1)
Loss and loss adjustment expense ratio	42.0%	44.5%	115.8%	46.2%	47.3%	54.0%	43.3%	50.7%	62.1%
Underwriting expense ratio	30.1%	29.2%	30.8%	33.3%	30.8%	29.3%	29.6%	30.0%	30.9%
Combined ratio	72.1%	73.7%	146.6%	79.5%	78.1%	83.3%	72.9%	80.7%	93.0%

Impact of catastrophes on combined ratio	1.9%	1.7%	73.8%	10.7%	0.0%	8.9%	1.8%	4.5%	22.1%

Catastrophe losses, net of reinsurance:
Pre-tax	$12	$11	$477	$75	$—	$64	$23	$64	$575
After-tax	$7	$8	$310	$48	$—	$42	$15	$42	$373

Policies in force (in thousands)	4,038	4,090	4,150	4,219	4,291	4,407
Change from prior year quarter	11.6%	8.3%	6.0%	5.2%	6.3%	7.8%
Change from prior quarter	0.7%	1.3%	1.5%	1.7%	1.7%	2.7%

(1)          Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses.

Billing and policy fees are as follows:

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Billing and policy fees	$8	$9	$8	$9	$9	$9	$17	$18	$34

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Interest Expense and Other

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Revenues
Net investment income	$6	$(12)	$13	$—	$2	$—	$(6)	$2	$7
Other revenues	(1)	(1)	—	—	4	—	(2)	4	(2)
Total revenues	5	(13)	13	—	6	—	(8)	6	5

Claims and expenses
Interest expense	71	69	70	74	75	75	140	150	284
General and administrative expenses	7	—	5	5	11	(6)	7	5	17
Total claims and expenses	78	69	75	79	86	69	147	155	301

Operating loss before federal income tax benefit	(73)	(82)	(62)	(79)	(80)	(69)	(155)	(149)	(296)
Income taxes	(26)	(31)	(21)	(34)	(59)	(21)	(57)	(80)	(112)
Operating loss	$(47)	$(51)	$(41)	$(45)	$(21)	$(48)	$(98)	$(69)	$(184)

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Consolidated Balance Sheet

(in millions)

	June 30,	December 31,
	2006	2005

Assets
Fixed maturities, available for sale at fair value (including $2,055 and $2,667 subject to securities lending and repurchase agreements) (amortized cost $61,091 and $58,616)	$60,174	$58,983
Equity securities, at fair value (cost $510 and $538)	537	579
Real estate	750	752
Mortgage loans	112	145
Short-term securities	4,947	4,802
Other investments	3,250	3,026
Total investments	69,770	68,287

Cash	274	337
Investment income accrued	781	761
Premiums receivable	6,372	6,124
Reinsurance recoverables	18,812	19,574
Ceded unearned premiums	1,424	1,322
Deferred acquisition costs	1,623	1,527
Deferred tax asset	2,282	2,062
Contractholder receivables	5,470	5,516
Goodwill	3,441	3,442
Intangible assets	839	917
Other assets	2,798	3,318
Total assets	$113,886	$113,187

	June 30,	December 31,
	2006	2005

Liabilities
Claims and claim adjustment expense reserves	$60,196	$61,090
Unearned premium reserves	11,303	10,927
Contractholder payables	5,470	5,516
Payables for reinsurance premiums	791	720
Debt	6,618	5,850
Other liabilities	6,456	6,781
Total liabilities	90,834	90,884

Shareholders’ equity
Preferred Stock Savings Plan - convertible preferred stock (0.4 and 0.5 shares issued and outstanding)	140	153
Common stock (1,750.0 shares authorized; 691.4 and 693.4 shares issued and outstanding)	18,259	18,096
Retained earnings	5,382	3,750
Accumulated other changes in equity from nonowner sources	(406)	351
Treasury stock, at cost (7.4 and 1.2 shares)	(323)	(47)
Total shareholders’ equity	23,052	22,303
Total liabilities and shareholders’ equity	$113,886	$113,187

The St. Paul Travelers Companies, Inc.

Investment Portfolio

(at carrying value, $ in millions)

	June 30,	Pre-tax Book	December 31,	Pre-tax Book
	2006	Yield (1)	2005	Yield (1)
Investment portfolio

Taxable fixed maturities (including redeemable preferred stock)	$26,685	5.00%	$27,518	4.84%
Tax-exempt fixed maturities	33,489	4.17%	31,465	4.15%
Total fixed maturities	60,174	4.54%	58,983	4.48%

Non-redeemable preferred stocks	379	6.82%	422	6.79%
Common stocks	158		157
Total equity securities	537		579

Real estate	750		752

Mortgage loans	112	5.82%	145	6.03%

Short-term securities	4,947	5.19%	4,802	4.31%

Private equities	1,554		1,506
Arbitrage funds	957		791
Real estate joint ventures & other	713		697
Trading securities	26		32
Total other investments	3,250		3,026

Total investments	$69,770		$68,287

Net unrealized gain (loss) on investment securities, net of tax, included in shareholders’ equity	$(476)		$327

(1) Yields are provided for those investments with an embedded book yield.

The St. Paul Travelers Companies, Inc.

Investment Portfolio - Fixed Maturities Data

(at carrying value, $ in millions)

	June 30,	December 31,
	2006	2005
Fixed maturities
Mortgage-backed securities - principally obligations of U.S. Government agencies	$7,662	$7,943
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	2,930	3,444
Corporates (including redeemable preferreds)	14,204	14,187
Obligations of states and political subdivisions	33,748	31,823
Debt securities issued by foreign governments	1,630	1,586
Subtotal - Available-for-sale securities	60,174	58,983
Trading securities	3	4
Total fixed maturities	$60,177	$58,987

Fixed Maturities

Quality Characteristics (1)

	June 30, 2006
	Amount	% of Total
Quality Ratings
Aaa	$39,891	66.3%
Aa	11,105	18.5
A	4,432	7.4
Baa	3,032	5.0
Total investment grade	58,460	97.2
Ba	791	1.3
B	659	1.1
Caa and lower	264	0.4
Total below investment grade	1,714	2.8
Total fixed maturities, excluding trading securities	$60,174	100.0%
Trading securities	$3
Average weighted quality	AA1, AA+
Average duration of fixed maturities and short-term securities, net of securities lending activities and net receivables and payables on investment sales and purchases	4.2

(1)          Rated using external rating agencies or by St. Paul Travelers when a public rating does not exist. Below investment grade assets refer to securities rated “Ba” or below.

The St. Paul Travelers Companies, Inc.

Investment Income

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Gross investment income
Fixed maturities	$609	$615	$636	$670	$667	$677	$1,224	$1,344	$2,530
Short-term securities	30	37	56	59	60	60	67	120	182
Mortgage loans	4	4	14	1	2	2	8	4	23
Other	139	145	125	94	161	157	284	318	503
	782	801	831	824	890	896	1,583	1,786	3,238
Investment expenses	17	26	19	11	15	22	43	37	73
Net investment income, pre-tax	765	775	812	813	875	874	1,540	1,749	3,165
Income taxes	182	177	187	181	205	201	359	406	727
Net investment income, after-tax	$583	$598	$625	$632	$670	$673	$1,181	$1,343	$2,438

Effective tax rate	23.9%	22.8%	23.0%	22.3%	23.5%	23.0%	23.3%	23.2%	23.0%

Average invested assets (1)	$64,218	$65,765	$67,630	$69,135	$69,701	$70,491	$65,002	$70,108	$66,695

Average yield pre-tax	4.8%	4.7%	4.8%	4.7%	5.0%	5.0%	4.7%	5.0%	4.7%
Average yield after-tax	3.6%	3.6%	3.7%	3.7%	3.8%	3.8%	3.6%	3.8%	3.7%

(1)          Excludes net unrealized investment gains and losses, and is adjusted for receivables related to investment sales and payables on investment purchases.

The St. Paul Travelers Companies, Inc.

Net Realized and Unrealized Investment Gains (Losses)

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Net realized investment gains (losses)
Fixed maturities	$14	$(17)	$2	$1	$—	$(29)	$(3)	$(29)	$—
Equity securities	4	4	14	12	14	2	8	16	34
Other	(18)	(42)	23	20	(20)	37	(60)	17	(17)
Realized investment gains (losses) before tax	—	(55)	39	33	(6)	10	(55)	4	17
Related taxes	(18)	(20)	14	6	(1)	(1)	(38)	(2)	(18)
Net realized investment gains (losses)	$18	$(35)	$25	$27	$(5)	$11	$(17)	$6	$35

Gross investment gains (1)	$203	$212	$196	$177	$125	$101	$415	$226	$788
Gross investment losses before impairments (1)	(194)	(225)	(123)	(120)	(121)	(88)	(419)	(209)	(662)
Impairments	(9)	(42)	(34)	(24)	(10)	(3)	(51)	(13)	(109)
Realized investment gains (losses) before tax	—	(55)	39	33	(6)	10	(55)	4	17
Related taxes	(18)	(20)	14	6	(1)	(1)	(38)	(2)	(18)
Net realized investment gains (losses)	$18	$(35)	$25	$27	$(5)	$11	$(17)	$6	$35

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2005	2005	2005	2005	2006	2006

Net unrealized investment gains (losses), by asset type
Fixed maturities	$429	$1,420	$587	$367	$(328)	$(917)
Equity securities & other	21	65	117	118	217	174
Unrealized investment gains (losses) before tax	450	1,485	704	485	(111)	(743)
Related taxes	173	523	232	158	(50)	(267)

Balance, end of period	$277	$962	$472	$327	$(61)	$(476)

(1)          Includes the following gross investment gains and gross investment losses related to U.S. Treasury futures, which are settled daily:

Gross investment Treasury future gains	$85	$78	$114	$75	$71	$34	$163	$105	$352
Gross investment Treasury future losses	$66	$123	$81	$70	$43	$25	$189	$68	$340

The Company entered into these arrangements as part of its strategy to shorten the duration of the fixed maturity portfolio.  In a changing interest rate environment the change in the value of the futures contracts can be expected to partially offset changes in the value of the fixed maturity portfolio.

The St. Paul Travelers Companies, Inc.

Reinsurance Recoverables

($ in millions)

	June 30,	December 31,
	2006	2005
Gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses	$13,863	$14,177
Allowance for uncollectible reinsurance	(799)	(804)
Net reinsurance recoverables	13,064	13,373
Mandatory pools and associations	1,986	2,211
Structured settlements	3,762	3,990
Total reinsurance recoverables	$18,812	$19,574

The Company’s top five reinsurer groups,  including retroactive reinsurance, by reinsurance recoverable is as follows:

	December 31,	December 31,	A.M. Best Rating of Group’s
Reinsurer	2005	2004	Predominant Reinsurer
Swiss Re Group	$1,690	$1,479	A+ second highest of 16 ratings
Munich Re Group	1,304	1,273	A third highest of 16 ratings
Berkshire Hathaway Group	764	888	A++ highest of 16 ratings
American International Group	754	682	A+ second highest of 16 ratings
XL Capital Group	651	636	A+ second highest of 16 ratings

The gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses represent the current and estimated future amounts due from reinsurers on known and unasserted claims.  The ceded reserves are estimated in a manner consistent with the underlying direct and assumed reserves.  Although this total comprises recoverables due from nearly one thousand different reinsurance entities, about half is attributable to 10 reinsurer groups.

The net reinsurance recoverables reflect an allowance for uncollectible reinsurance that is recorded on the basis of periodic evaluations of balances due, reinsurer solvency, the Company’s experience and current economic conditions.  Of the total net recoverables due from reinsurers at December 31, 2005, after deducting mandatory pool and structured settlement balances, $10.4 billion, or 78%, were rated by A.M. Best Company.  Of the total rated by A.M. Best Company, 95% were rated A- or better.  The remaining 22% net recoverables from reinsurers was comprised of the following:  5% related to the Company’s participation in voluntary pools, 7% related to recoverables from captive insurance companies and 10% were balances from other companies not rated by A.M. Best Company.  In addition, $2.4 billion of the net recoverables were collateralized by letters of credit, funds held and trust agreements at December 31, 2005.

The allowance for uncollectible reinsurance is based upon the Company’s ongoing review of amounts outstanding, length of collection periods, changes in reinsurer credit standing, and other relevant factors.

The mandatory pools and associations represent various involuntary assigned risk pools that the Company is required to participate in.  These pools principally involve workers’ compensation and automobile insurance, which provide various insurance coverages to insureds that otherwise are unable to purchase coverage in the open market.  The costs of these mandatory pools in most states are usually charged back to the participating members in proportion to voluntary writings of related business in that state.  In the event that a member of the pool becomes insolvent, the remaining members assume an additional pro rata share of the pool’s liabilities.

The structured settlements represent annuities that are purchased from life insurance companies to settle personal physical injury claims, with workers’ compensation claims comprising a significant proportion.  The Company retains the ultimate liability to the claimant in the event that the assigned company fails to pay, so the amount is reflected as a liability and as a recoverable for GAAP purposes.

The St. Paul Travelers Companies, Inc.

Net Reserves for Losses and Loss Adjustment Expense

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005
Business Insurance
Beginning of period	$34,542	$34,389	$34,054	$34,821	$35,312	$35,158	$34,542	$35,312	$34,542
Incurred	1,909	1,794	2,610	2,846	1,621	1,640	3,703	3,261	9,159
Paid	(2,092)	(2,101)	(1,822)	(2,367)	(2,147)	(2,070)	(4,193)	(4,217)	(8,382)
Acquired reserves, foreign exchange and other (1)	30	(28)	(21)	12	372	48	2	420	(7)
End of period	$34,389	$34,054	$34,821	$35,312	$35,158	$34,776	$34,054	$34,776	$35,312

Financial, Professional & International Insurance
Beginning of period	$3,852	$3,965	$3,984	$4,159	$4,242	$4,513	$3,852	$4,242	$3,852
Incurred	453	410	449	560	415	442	863	857	1,872
Paid	(307)	(334)	(304)	(374)	(249)	(366)	(641)	(615)	(1,319)
Acquired reserves, foreign exchange and other (1)	(33)	(57)	30	(103)	105	57	(90)	162	(163)
End of period	$3,965	$3,984	$4,159	$4,242	$4,513	$4,646	$3,984	$4,646	$4,242

Personal Insurance
Beginning of period	$3,334	$3,283	$3,319	$3,753	$3,637	$3,585	$3,334	$3,637	$3,334
Incurred	765	829	1,275	882	915	1,013	1,594	1,928	3,751
Paid	(816)	(793)	(841)	(998)	(967)	(904)	(1,609)	(1,871)	(3,448)
End of period	$3,283	$3,319	$3,753	$3,637	$3,585	$3,694	$3,319	$3,694	$3,637

Total
Beginning of period	$41,728	$41,637	$41,357	$42,733	$43,191	$43,256	$41,728	$43,191	$41,728
Incurred	3,127	3,033	4,334	4,288	2,951	3,095	6,160	6,046	14,782
Paid	(3,215)	(3,228)	(2,967)	(3,739)	(3,363)	(3,340)	(6,443)	(6,703)	(13,149)
Acquired reserves, foreign exchange and other (1)	(3)	(85)	9	(91)	477	105	(88)	582	(170)
End of period	$41,637	$41,357	$42,733	$43,191	$43,256	$43,116	$41,357	$43,116	$43,191

Prior Year Reserve Development: Unfavorable (Favorable)

Business Insurance
Asbestos	$—	$—	$—	$830	$—	$—	$—	$—	$830
Environmental	—	—	—	30	—	—	—	—	30
All other	61	21	18	(203)	(19)	(34)	82	(53)	(103)
Prior year development excluding accretion	61	21	18	657	(19)	(34)	82	(53)	757
Accretion of discount	15	14	14	16	16	15	29	31	59
Total Business Insurance	76	35	32	673	(3)	(19)	111	(22)	816

Financial, Professional & International Insurance	(2)	(15)	(37)	(18)	—	(9)	(17)	(9)	(72)

Personal Insurance	(114)	(81)	(83)	(82)	(30)	(58)	(195)	(88)	(360)
Total	$(40)	$(61)	$(88)	$573	$(33)	$(86)	$(101)	$(119)	$384

(1) Acquired reserves include a reinsurance to close transaction for Lloyd’s in 1Q 2006, increasing reserves by $358 million and $180 million in Business Insurance and Financial, Professional & International Insurance, respectively.

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Asbestos and Environmental Reserves

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Asbestos reserves
Beginning reserves:
Direct	$4,775	$4,675	$4,527	$4,412	$5,103	$5,000	$4,775	$5,103	$4,775
Ceded	(843)	(818)	(785)	(743)	(739)	(720)	(843)	(739)	(843)
Net	3,932	3,857	3,742	3,669	4,364	4,280	3,932	4,364	3,932
Incurred losses and loss expenses:
Direct	—	—	—	833	—	—	—	—	833
Ceded	—	—	—	(3)	—	—	—	—	(3)
Accretion of discount:
Direct	—	1	—	—	—	—	1	—	1
Ceded	—	—	—	—	—	—	—	—	—
Losses paid:									—
Direct	100	149	115	142	103	162	249	265	506
Ceded	(25)	(33)	(42)	(7)	(19)	(4)	(58)	(23)	(107)
Ending reserves:
Direct	4,675	4,527	4,412	5,103	5,000	4,838	4,527	4,838	5,103
Ceded	(818)	(785)	(743)	(739)	(720)	(716)	(785)	(716)	(739)
Net	$3,857	$3,742	$3,669	$4,364	$4,280	$4,122	$3,742	$4,122	$4,364

Environmental reserves
Beginning reserves:
Direct	$725	$624	$547	$517	$494	$406	$725	$494	$725
Ceded	(84)	(85)	(79)	(80)	(69)	(19)	(84)	(69)	$(84)
Net	641	539	468	437	425	387	641	425	641
Incurred losses and loss expenses:
Direct	—	—	—	17	—	—	—	—	17
Ceded	—	—	—	13	—	—	—	—	13
Losses paid:
Direct	101	77	30	40	88	27	178	115	248
Ceded	1	(6)	1	2	(50)	(12)	(5)	(62)	(2)
Ending reserves:
Direct	624	547	517	494	406	379	547	379	494
Ceded	(85)	(79)	(80)	(69)	(19)	(7)	(79)	(7)	(69)
Net	$539	$468	$437	$425	$387	$372	$468	$372	$425

See Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Capitalization

($ in millions)

	June 30,	December 31,
	2006	2005
Debt

Short-term debt
Commercial paper	$100	$104
6.75% Senior notes due November 15, 2006	150	150
5.75% Senior notes due March 15, 2007	500	—
Medium-term notes maturing in the following 12 months	86	56
Total short-term debt	836	310

Long-term debt
Medium-term notes with various maturities through 2010	212	242
5.75% Senior notes due March 15, 2007	—	500
5.01% Senior notes due August 16, 2007	442	442
3.75% Senior notes due March 15, 2008	400	400
Zero coupon convertible notes due 2009	125	122
8.125% Senior notes due April 15, 2010	250	250
7.81% Private placement notes due on various dates through 2011	16	16
5.00% Senior notes due March 15, 2013	500	500
5.50% Senior notes due December 1, 2015	400	400
6.25% Senior notes due June 20, 2016	400	—
7.75% Senior notes due April 15, 2026	200	200
7.625% Subordinated debentures due December 15, 2027	125	125
8.47% Subordinated debentures due January 10, 2027	81	81
4.50% Convertible junior subordinated notes due April 15, 2032	893	893
6.375% Senior notes due March 15, 2033	500	500
6.75% Senior notes due June 20, 2036	400	—
8.50% Subordinated debentures due December 15, 2045	56	56
8.312% Subordinated debentures due July 1, 2046	73	73
7.60% Subordinated debentures due October 15, 2050	593	593
Total long-term debt	5,666	5,393
Unamortized fair value adjustment	168	185
Unamortized debt issuance costs	(52)	(38)
	5,782	5,540
Total debt	6,618	5,850

Minority interest	14	14

Preferred equity	140	153

Common equity (excluding SFAS 115)	23,389	21,823

Total capital	$30,161	$27,840

Total debt to capital	21.9%	21.0%

The St. Paul Travelers Companies, Inc.

Statutory to GAAP Shareholders’ Equity Reconciliation

($ in millions)

	June 30,	December 31,
	2006	2005

Statutory capital and surplus	$19,037	$17,812

GAAP adjustments

Goodwill and intangible assets	4,055	4,122

Investments	(248)	1,065

Noninsurance companies	(3,455)	(3,815)

Deferred acquisition costs	1,623	1,527

Deferred federal income tax	914	533

Reinsurance recoverables	604	602

Furniture, equipment & software	282	206

Employee benefits	131	105

Agents balances	90	166

Other	19	(20)

Total GAAP adjustments	4,015	4,491

GAAP shareholders’ equity	$23,052	$22,303

The St. Paul Travelers Companies, Inc.

Statement of Cash Flows

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Cash flows from operating activities
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,281	$1,976	$1,622
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	665	(138)	(87)	(1)	—	—	527	—	439
Net realized investment (gains) losses	—	55	(39)	(33)	6	(10)	55	(4)	(17)
Depreciation and amortization	150	236	113	192	197	197	386	394	691
Deferred federal income taxes (benefit)	110	625	(218)	(17)	159	44	735	203	500
Amortization of deferred policy acquisition costs	810	783	830	829	800	814	1,593	1,614	3,252
Premium balances receivable	92	(187)	147	25	110	(358)	(95)	(248)	77
Reinsurance recoverables	228	433	(1,059)	(122)	636	370	661	1,006	(520)
Deferred acquisition costs	(808)	(793)	(821)	(798)	(836)	(874)	(1,601)	(1,710)	(3,220)
Claim and claim adjustment expense reserves	(433)	(523)	2,484	504	(1,137)	(509)	(956)	(1,646)	2,032
Unearned premium reserves	(148)	(41)	43	(237)	103	272	(189)	375	(383)
Trading account activities	—	6	—	—	4	2	6	6	6
Excess tax benefits from share-based payment arrangements	—	—	—	—	(5)	(1)	—	(6)	—
Other	150	(822)	(174)	(44)	(481)	(68)	(672)	(549)	(890)
Net cash provided by operating activities of continuing operations	1,028	703	1,381	477	562	849	1,731	1,411	3,589
Net cash provided by operating activities of discontinued operations	24	—	—	—	—	—	24	—	24
Net cash provided by operating activities	1,052	703	1,381	477	562	849	1,755	1,411	3,613

Cash flows from investing activities
Proceeds from maturities of investments
Fixed maturities	1,073	1,348	1,393	1,138	1,571	1,079	2,421	2,650	4,952
Mortgage loans	5	1	43	2	6	23	6	29	51
Proceeds from sales of investments
Fixed maturities	1,052	1,659	722	1,759	1,320	1,854	2,711	3,174	5,192
Equity securities	39	73	169	122	94	32	112	126	403
Real estate	—	—	39	(2)	—	—	—	—	37
Purchase of investments
Fixed maturities	(4,175)	(4,391)	(3,597)	(3,883)	(3,983)	(4,066)	(8,566)	(8,049)	(16,046)
Equity securities	(21)	(1)	(15)	(26)	(47)	(17)	(22)	(64)	(63)
Mortgage loans	—	(9)	9	—	—	—	(9)	—	—
Real estate	(8)	(14)	(7)	(20)	(8)	(6)	(22)	(14)	(49)
Short-term securities, (purchases) sales, net	980	(855)	(1,155)	1,172	67	(160)	125	(93)	142
Other investments, net	228	224	178	43	148	(28)	452	120	673
Securities transactions in course of settlement	195	268	(260)	(798)	490	19	463	509	(595)
Other	—	(48)	(25)	(59)	(38)	(84)	(48)	(122)	(132)
Net cash provided (used) by investing activities of continuing operations	(632)	(1,745)	(2,506)	(552)	(380)	(1,354)	(2,377)	(1,734)	(5,435)
Net cash used by investing activities of discontinued operations	(20)	—	—	—	—	—	(20)	—	(20)
Net cash provided (used) by investing activities	(652)	(1,745)	(2,506)	(552)	(380)	(1,354)	(2,397)	(1,734)	(5,455)

The St. Paul Travelers Companies, Inc.

Statement of Cash Flows (Continued)

($ in millions)

							YTD	YTD	Full
	1Q	2Q	3Q	4Q	1Q	2Q	2Q	2Q	Year
	2005	2005	2005	2005	2006	2006	2005	2006	2005

Cash flows from financing activities
Issuance of debt	—	—	—	400	—	786	—	786	400
Payment of debt	(2)	(479)	(41)	(293)	(4)	—	(481)	(4)	(815)
Treasury stock acquired - net employee share-based compensation	(8)	(6)	(13)	(6)	(16)	(1)	(14)	(17)	(33)
Treasury stock acquired - share repurchase program	—	—	—	—	—	(230)	—	(230)	—
Issuance of common stock - employee stock options	32	29	68	35	32	26	61	58	164
Issuance of common stock - maturity of equity unit forward contracts	—	—	442	—	—	—	—	—	442
Excess tax benefits from share-based payment arrangements	—	—	—	—	5	1	—	6	—
Dividends to shareholders	(150)	(157)	(160)	(161)	(161)	(182)	(307)	(343)	(628)
Other	13	(13)	—	(3)	(2)	3	—	1	(3)

Net cash provided (used) by financing activities of continuing operations	(115)	(626)	296	(28)	(146)	403	(741)	257	(473)
Net cash provided by financing activities of discontinued operations	4	—	—	—	—	—	4	—	4
Net cash provided (used) by financing activities	(111)	(626)	296	(28)	(146)	403	(737)	257	(469)

Effect of exchange rate changes on cash	(2)	(2)	1	(2)	—	3	(4)	3	(5)
Elimination of cash provided by discontinued operations	(8)	—	—	—	—	—	(8)	—	(8)
Net proceeds from the sale of discontinued operations	—	1,867	532	—	—	—	1,867	—	2,399

Net increase (decrease) in cash	279	197	(296)	(105)	36	(99)	476	(63)	75
Cash at beginning of period	262	541	738	442	337	373	262	337	262
Cash at end of period	$541	$738	$442	$337	$373	$274	$738	$274	$337

Income taxes paid (received)	$14	$357	$151	$304	$(5)	$258	$371	$253	$826
Interest paid	$93	$86	$88	$70	$85	$79	$179	$164	$337

The St. Paul Travelers Companies, Inc.

Financial Supplement - Second Quarter 2006

Glossary of Financial Measures and Description of Operating Segments

The following measures are used by the Company’s management to evaluate financial performance against historical results and establish targets on a consolidated basis.  In some cases, these measures are considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the consolidated statement of income or required to be disclosed in the notes to financial statements, and in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure. In the opinion of the Company’s management, a discussion of these measures provides investors with a better understanding of the significant factors that comprise the Company’s periodic results of operations and how management evaluates the Company’s financial performance.

Operating income (loss) is net income (loss) excluding the after-tax impact of net realized investment gains (losses) and discontinued operations.  Operating income (loss) per share is operating income (loss) on a per share basis.

Return on equity is the ratio of net income to average equity.  Continuing operations return on equity is the ratio of income from continuing operations to average equity.  Operating return on equity is the ratio of operating income to average equity excluding net unrealized investment gains and losses and discontinued operations, net of tax.

In the opinion of the Company’s management, operating income, operating income per share and operating return on equity are meaningful indicators of underwriting and operating results.  These measures exclude net realized investment gains or losses which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends.  Internally, the Company’s management uses operating income, operating income per share and operating return on equity to evaluate performance against historical results and establish financial targets on a consolidated basis.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses.

A catastrophe is a severe loss, resulting from natural and manmade events, including risks such as fire, earthquake, windstorm, explosion, terrorism and other similar events.  Each catastrophe has unique characteristics.  Catastrophes are not predictable as to timing or amount in advance, and therefore their effects are not included in earnings or claims and claim adjustment expense reserves prior to occurrence.  A catastrophe may result in the payment of reinstatement premiums and assessments from various pools.  In the opinion of the Company’s management, a discussion of the impact of catastrophes is meaningful for investors to understand the variability in periodic earnings.

Reinstatement premiums represent additional premiums payable to reinsurers to restore coverage limits that have been exhausted as a result of reinsured losses under certain excess of loss reinsurance treaties.

Loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims.  Loss reserve development may be related to prior year or current year development.  In the opinion of the Company’s management, discussion of prior year loss reserve development is useful to investors as it allows them to assess the impact between prior year and current year development on current earnings and changes in claims and claim adjustment expense reserve levels from period to period.

GAAP combined ratio is the sum of the loss and loss adjustment expense ratio (loss and LAE ratio), the underwriting expense ratio and, where applicable, the ratio of dividends to policyholders to net premiums earned.  For GAAP, the loss and LAE ratio is the ratio of incurred losses and loss adjustment expenses reduced by an allocation of fee income to net earned premiums.  The underwriting expense ratio is the ratio of underwriting expenses incurred reduced by an allocation of fee income, billing and policy fees to net earned premiums. A GAAP combined ratio under 100% generally indicates an underwriting profit. A GAAP combined ratio over 100% generally indicates an underwriting loss. The GAAP combined ratio is an operating statistic that includes GAAP measures in the numerator and the denominator.

Gross written premiums reflect the direct and assumed contractually determined amounts charged to the policyholders for the effective period of the contract based on the terms and conditions of the insurance contract.  Gross written premiums are a measure of overall business volume.

Adjusted book value per share represents assets less liabilities and preferred shareholders’ equity excluding the after-tax impact of net unrealized investment gains and losses, divided by the number of shares outstanding. In the opinion of the Company’s management, adjusted book value is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes the effect of changing prices on invested assets, which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

St. Paul Travelers has organized its businesses into the following operating and reporting segments, beginning with the third quarter 2006:

Business Insurance - The Business Insurance segment, offers a broad array of property and casualty insurance and insurance-related services in the United States, and includes: Select Accounts; Commercial Accounts; National Accounts; Industry-Focused Underwriting including Construction, Technology, Public Sector Services, Oil & Gas, and Agribusiness; Target Risk Underwriting including National Property, Inland Marine, Ocean Marine, Excess Casualty, Boiler & Machinery and Global Accounts; and Specialized Distribution including Northland, National Programs and Underwriting Facilities.  Business Insurance also includes policies written by Gulf (primarily management and professional liability coverages), Personal Catastrophe Risk business, and other runoff operations, as well as the Special Liability Group.

Financial, Professional & International Insurance - The Financial, Professional & International Insurance segment includes surety, crime, and financial liability businesses which primarily use credit-based underwriting processes, as well as property and casualty products that are predominantly marketed on an international basis.  The business units in Financial, Professional & International Insurance are Bond, Financial & Professional Services, International and Lloyd’s.

Personal Insurance writes virtually all types of property and casualty insurance covering personal risks.  The primary coverages in this segment are personal automobile and homeowners insurance sold to individuals.

Discontinued Operations (Asset Management) comprises Nuveen Investments, whose core businesses are asset management and related research, as well as the development, marketing and distribution of investment products and services for the affluent, high net worth and institutional market segments.  During the third quarter of 2005, the Company completed the divestiture of its ownership interest of Nuveen Investments.

Prior quarter segment results have been restated from the historical presentation to conform with current business segment definitions where applicable.  The Company’s historical Commercial and Specialty segments have been realigned into two new segments:  the Business Insurance segment and the Financial, Professional & International Insurance segment.  As a result, prior quarter results of certain businesses have been disaggregated from the historical Specialty segment and are now reported in the Business Insurance segment.  In addition, the Personal segment has been renamed Personal Insurance.